UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant  ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
P3 HEALTH PARTNERS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS
SUBJECT TO COMPLETION, DATED FEBRUARY 20, 2025

P3 HEALTH PARTNERS INC.
2370 Corporate Circle, Suite 300
Henderson, Nevada 89074
Notice of Special Meeting of Stockholders to
be Held on Monday, March 31, 2025
Dear P3 Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of P3 Health Partners Inc. (the “Company,” “us,” “we” and “our”) on Monday, March 31, 2025, at 9:00 a.m., Pacific time. The Special Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/PIII2025SM . Be sure to have your 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Special Meeting.
At the Special Meeting, stockholders will be asked to consider and act upon the following matters:
To approve amendments to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Class A common stock, $0.0001 par value per share, and Class V common stock, $0.0001 par value per share, at a ratio ranging from any whole number between 1-for-10 and 1-for-60, as determined by the Board of Directors in its discretion, subject to the Board of Directors’ authority to abandon such amendments.
To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.
Holders of record of our Class A common stock, $0.0001 par value per share, and Class V common stock, $0.0001 par value per share, as of the close of business on February 24, 2025 are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement or adjournment thereof. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Special Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal place of business, located at 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you expect to attend the Special Meeting, we urge you to vote. You may submit your proxy by telephone or online, or by completing, signing, dating and returning the enclosed proxy card or voting instruction form. If you decide to attend the Special Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.
By Order of the Board of Directors,

Todd Smith
Chief Legal Officer, Chief Compliance Officer & Corporate Secretary
[       ], 2025

Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s intent or ability to effect a Reverse Stock Split or regain compliance with any applicable Nasdaq listing requirements. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including that the Reverse Stock Split may not be approved by the Company’s stockholders. For other important factors that could cause actual results to differ materially from the forward-looking statements in this proxy statement, please see the risks and uncertainties identified under the heading “Risks Associated with the Reverse Stock Split” in this Proxy Statement, and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each of which is available on the Company’s Investor Relations website at ir.p3hp.org and on the SEC website at www.sec.gov. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this proxy statement. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

P3 Health Partners Inc.
2370 Corporate Circle, Suite 300
Henderson, Nevada 89074

PROXY STATEMENT
For the Special Meeting of Stockholders to be Held on Monday, March 31, 2025
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of P3 Health Partners Inc. (“P3,” the “Company,” “we,” “us” or “our”) for use at the Special Meeting of Stockholders (“Special Meeting”) to be held on Monday, March 31, 2025, beginning at 9:00 a.m., Pacific time, and at any continuation, postponement or adjournment of the Special Meeting.
The Special Meeting will be a completely virtual meeting, conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PIII2025SM and entering your 16-digit control number included on your proxy card. On or about February [     ], 2025 we are releasing this proxy statement and accompanying proxy materials to our stockholders of record on the record date for the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 31, 2025

THIS PROXY STATEMENT IS ALSO AVAILABLE ONLINE AT WWW.PROXYVOTE.COM.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You have received these proxy materials because the Company’s Board is soliciting your proxy to vote your shares at the Special Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
What is the purpose of the Special Meeting?
At our Special Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:
(1)
the approval of amendments to our amended and restated certificate of incorporation (our “Certificate of Incorporation”) to effect a reverse stock split of our Class A common stock, $0.0001 par value per share, and Class V common stock, $0.0001 par value per share (collectively, the “common stock”) at a ratio ranging from any whole number between 1-for-10 and 1-for-60, as determined by our Board in its discretion, subject to the Board’s authority to abandon such amendments (“Proposal 1” or the “Reverse Stock Split proposal”); and

(2)
the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (“Proposal 2”).

Who is entitled to vote?
You are entitled to vote at the Special Meeting, or any continuation, postponement or adjournment of the Special Meeting, only if you were a stockholder of record at the close of business on February 24, 2025 (the “Record Date”), or if you hold a valid proxy for the Special Meeting. Each outstanding share of our Class A common stock and each outstanding share of our Class V common stock is entitled to one vote for all matters before the Special Meeting. Holders of Class A common stock and holders of Class V common stock vote together as a single class on any matter that is submitted to a vote of our stockholders, unless otherwise required by law or our Certificate of Incorporation. As of the Record Date, [   ] shares of our Class A common stock and [   ] shares of our Class V common stock were outstanding and entitled to vote at the Special Meeting.
Who can attend the meeting?
We have decided to hold the Special Meeting entirely online. You may attend the Special Meeting online only if you are a stockholder who is entitled to vote at the Special Meeting, or if you hold a valid proxy for the Special Meeting. You may attend and participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/PIII2025SM. To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card. If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 9:00 a.m., Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin 15 minutes before the meeting time, and you should allow ample time for check-in procedures.
What constitutes a quorum?
The presence at the Special Meeting online or by proxy, of the holders of a majority of the voting power of the common stock outstanding and entitled to vote on the Record Date will constitute a quorum. Each outstanding share of our Class A common stock and each outstanding share of our Class V common stock is entitled to one vote for all matters before the Special Meeting. As of the Record Date, [   ] shares of our Class A common stock and [   ] shares of our Class V common stock were outstanding and entitled to vote.
What if a quorum is not present at the Special Meeting?
If a quorum is not present at the scheduled time of the Special Meeting, the chairperson of the Special Meeting is authorized by our Amended and Restated Bylaws (the “Bylaws”) to adjourn the meeting, without the vote of stockholders. The affirmative vote of a majority of the voting power of the outstanding shares of common stock entitled to vote thereon, present in person or represented by proxy, may also adjourn the meeting until a quorum is present or represented.

How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote by:
•	by Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card.
•	by Telephone: You can vote by telephone by calling 1-800-690-6903 toll-free and following the instructions on the proxy card.
•
by Mail: You can vote by mail by marking, signing and dating your proxy card, and promptly returning it in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received no later than March 30, 2025.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. Please carefully consider the information contained in this Proxy Statement. Whether or not you expect to attend the Special Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. If you submit your proxy, you may still decide to attend the Special Meeting and vote your shares electronically. To attend and participate in the Special Meeting, stockholders of record will need the 16-digit control number included on your proxy card.
Beneficial Owners. If your shares are held in a brokerage account, by a bank, by a trustee, or by another nominee (also referred to as held in “street name”), please follow the voting instructions provided by your broker or other nominee. Most brokers or other nominees permit their customers to vote by telephone or by Internet, in addition to voting by signing, dating and returning the voting instruction form provided by the broker or other nominee.
If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet.
What is the difference between Stockholder of Record and Beneficial Owner?
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the notice of the Special Meeting (the “Notice”) and Proxy Statement were sent directly to you on behalf of the Company.
Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice and Proxy Statement were forwarded to you on behalf of that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.
Can I change or revoke my proxy after I have delivered my proxy?
Stockholders of Record. Prior to the Special Meeting, you may change your vote by submitting a later dated proxy in one of the manners authorized and described in this Proxy Statement. You may also give a written notice of revocation to our Corporate Secretary, as long as it is delivered to our Corporate Secretary at our headquarters, at 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074, on or before March 30, 2025. You also may revoke any proxy given pursuant to this solicitation by attending the Special Meeting and voting electronically. However, the mere attendance of a stockholder at the Special Meeting will not revoke a proxy previously given unless you follow one of the revocation procedures referenced above.
Beneficial Owners. If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or cast your vote electronically at the Special Meeting.
Will my shares be voted if I don’t return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not return your proxy or vote by virtual ballot at the Special Meeting. If your shares are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, brokers or other nominees have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. Proposal 1 and Proposal 2 are each considered a “routine” proposal. Therefore, if you do not provide voting instructions to your broker, your broker may vote your shares with respect to Proposal 1 and Proposal 2. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.
What if I do not specify how my shares are to be voted?
Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•
FOR the approval of amendments to our Certificate of Incorporation to effect a Reverse Stock Split of our common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-60, as determined by our Board in its discretion; and

•	FOR the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.
Beneficial Owners. If you are a beneficial owner and you do not provide the broker, bank, trustee or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers or other nominees have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. If a broker lacks discretionary voting power and you fail to provide voting instructions for your shares, a broker non-vote occurs. Proposal 1 and Proposal 2 are each considered a “routine” proposal. Therefore, if you do not provide voting instructions to your broker, your broker may vote your shares with respect to Proposal 1 and Proposal 2.
However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your bank, broker or other nominee has made this decision, and you do not provide voting instructions, your vote will not be cast for Proposal 1 or Proposal 2. Accordingly, we urge you to direct your bank, broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares electronically at the Special Meeting.
What is the vote required to approve each matter?
Proposal 1: Approval of Amendments to our Certificate of Incorporation. The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter is required to approve Proposal 1. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1. Because brokers have discretionary authority to vote on Proposal 1, we do not expect any broker non-votes in connection with this proposal. The Board recommends that you vote “FOR” Proposal 1.
Proposal 2: Approval of the Adjournment of the Special Meeting. The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter is required for approval of Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2. Because brokers have discretionary authority to vote on Proposal 2, we do not expect any broker non-votes in connection with this proposal. The Board recommends that you vote “FOR” Proposal 2.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Special Meeting by the Board. The inspector of election will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes, if any. The Board has appointed a representative of Broadridge to serve as the inspector of election at the Special Meeting.
Are there other matters to be voted on at the Special Meeting?
No. The only matters to be voted on at the Special Meeting are Proposals 1 and 2. Under Section 1.03 of our Bylaws, only the matters indicated in the notice of meeting accompanying this proxy statement may be transacted at the Special Meeting.

Why hold a virtual meeting?
We are hosting a virtual meeting for cost efficiency reasons and for increased accessibility by stockholders. You will be able to attend the Special Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/PIII2025SM. You also will be able to vote your shares electronically at the Special Meeting by following the instructions above.
What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/PIII2025SM.
Will there be a question and answer session during the Special Meeting?
As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted via the virtual meeting platform by stockholders during the meeting that are pertinent to the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?” will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and pertinent to the Special Meeting. We will not address questions that are, among other things:
•	irrelevant to the business of the Special Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our most recent public disclosure;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already submitted by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the Chairperson or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?”.
Our Board encourages stockholders to attend the Special Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Special Meeting by logging in with their 16-digit control number may vote their stock electronically at the meeting even though they may have sent in their proxies.

PROPOSAL 1

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
General
Our Board has adopted and is recommending that our stockholders approve amendments to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-60, with the exact ratio within such range to be determined by the Board in its discretion (the “Reverse Stock Split”), subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendments to our Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware, are attached to this proxy statement as Appendix A.
By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a whole number of outstanding shares of our Class A and Class V common stock between 10 and 60, inclusive, would be combined into one share of our Class A common stock and one share of our Class V common stock, respectively. Upon receiving stockholder approval, the Board will have the authority, in its sole discretion, but not the obligation, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware. In this case, all other amendments will be abandoned. The Board may also elect not to effect any Reverse Stock Split.
The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our Class A common stock, the anticipated impact of the Reverse Stock Split on the trading price of our Class A common stock and on the number of holders of our Class A common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.
Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-10 to 1-for-60 but would not effect a corresponding decrease to the number of shares of common stock that the Company will be authorized to issue, the proposed amendments to the Certificate of Incorporation to effect the Reverse Stock Split (the “Reverse Stock Split amendments”) would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “Principal Effects of the Reverse Stock Split-Relative Increase in Number of Authorized Shares of Common Stock for Issuance” below.
Purpose and Background of the Reverse Stock Split
On February 10, 2025, the Board approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split for the following reasons:
•
the Board believes that implementing the Reverse Stock Split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our Class A common stock and our public common stock warrants on The Nasdaq Capital Market, as discussed further below;

•
the Board believes that continued listing on The Nasdaq Capital Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Capital Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards; and

•
the Board believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help facilitate the Company’s ability to raise new equity capital either through private fund-raising transactions or by accessing the equity capital markets, generally stimulate investor interest in the Company and help attract, retain, and motivate employees.

Nasdaq Requirements for Continued Listing
Our Class A common stock and common stock warrants trade on the Nasdaq Capital Market under the symbols “PIII” and “PIIIW,” respectively. One of the requirements for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of $1.00 per share of our common stock. On January 31, 2025 the closing market price per share of our common stock was $0.18, as reported by The Nasdaq Capital Market.
On May 15, 2024, we received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we had failed to comply with the minimum bid price requirement because the bid price for our Class A common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement (the “Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until November 11, 2024, to regain compliance with the minimum Bid Price Requirement of $1.00 per share. We did not regain compliance with the Bid Price Requirement prior to November 11, 2024. On November 12, 2024, Nasdaq granted us an additional 180 calendar day period, or until May 12, 2025, to regain compliance with the Bid Price Requirement as we met the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and had provided written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If we cannot demonstrate compliance with the Bid Price Rule by May 12, 2025, Nasdaq will issue a staff delisting determination. In the event of such notification, we may appeal the Nasdaq staff’s determination to delist our securities to a Nasdaq Hearing Panel. There can be no assurance that the Nasdaq staff would grant our appeal for continued listing subsequent to any delisting notification.
If our Class A common stock is delisted from The Nasdaq Capital Market, we cannot assure you that our Class A common stock would be listed on another national securities exchange, a national quotation service, the over-the-counter markets or the pink sheets. Delisting from The Nasdaq Capital Market, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our securities, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence.
Facilitation of Future Capital Raising
The Board believes it is critically important for the Company to maintain its flexibility in accessing the equity capital markets. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, there is substantial doubt regarding our ability to continue as a going concern.
We continue to explore raising additional capital through a combination of debt financing and equity issuances. If we raise funds by issuing debt securities or preferred stock, or by incurring loans, these forms of financing would have rights, preferences, and privileges senior to those of holders of our Class A common stock and may involve restrictive covenants which could place significant restrictions on our operations. If we raise capital through the issuance of additional equity, such sales and issuance would dilute the ownership interests of the existing holders of our Class A common stock. There is no assurance that sources of financing will be available on a timely basis, or on satisfactory terms, or at all.
If we are unable to raise additional capital or generate cash flows necessary to fund our operations or refinance our indebtedness, we will need to curtail planned activities, discontinue certain operations, or sell certain assets, which could materially and aversely affect our business, financial condition, results of operations, and prospects.
The Board believes that the Reverse Stock Split would facilitate the Company’s ability to raise additional equity capital in particular, including due to the expected resulting increase in the per share price of our Class A common stock, as described under “Potential Increased Investor Interest” below. The Board believes that an increased price per share of our Class A common stock following a Reverse Stock Split would enhance the Company’s ability to raise capital to fund its current and planned operations, and to otherwise take advantage of favorable opportunities as they arise.

Potential Increased Investor Interest
In addition, in approving the proposed Reverse Stock Split amendments, the Board considered that the Reverse Stock Split and the expected resulting increase in the per share price of our Class A common stock could encourage increased investor interest in our Class A common stock and promote greater liquidity for our stockholders.
In the event that our Class A common stock were to be delisted from The Nasdaq Capital Market, our Class A common stock would likely trade in the over-the-counter market. If our Class A common stock were to trade on the over-the-counter market, selling our Class A common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our Class A common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A common stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Class A common stock could allow a broader range of institutions to invest in our Class A common stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Class A common stock.
Employee Retention
The Board believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on Nasdaq. Accordingly, the Board believes that maintaining Nasdaq listing qualifications for our common stock, can help attract, retain, and motivate employees and members of our Board.
In light of the factors mentioned above, our Board unanimously approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split as a potential means of increasing and maintaining the price of our Class A common stock to above $1.00 per share in compliance with the Bid Price Requirement.
Board Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of ratios (as opposed to a single Reverse Stock Split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-10 to 1-for-60. The Board can only authorize the filing of one Reverse Stock Split amendment and all other Reverse Stock Split amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split amendments.
In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:
•	our ability to maintain the listing of our common stock on The Nasdaq Capital Market;
•	the historical trading price and trading volume of our Class A common stock;
•	the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split;
•	the dilutive impact of any potential exercise of the Company’s outstanding warrants to purchase Class A common stock and the related impact on the trading price of our Class A common stock;
•
the then-prevailing trading price and trading volume of our Class A common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A common stock;

•	the anticipated impact of a particular ratio on the number of holders of our common stock; and
•	prevailing general market conditions.
We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Risks Associated with the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Class A common stock. There is no assurance that:
•
the market price per share of our Class A common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Class A common stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split will facilitate the Company’s access to the equity capital markets;
•
the Reverse Stock Split will result in a per share price that will increase the level of investment in our Class A common stock by institutional investors or increase analyst and broker interest in our Company;

•	the Reverse Stock Split will result in a per share price that will increase our ability to attract, retain and motivate employees and other service providers; or
•
the market price per share of our Class A common stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued listing on The Nasdaq Capital Market.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our Class A common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Class A common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our Class A common stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our Class A common stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above.
Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Class A common stock.
While we aim that the Reverse Stock Split will be sufficient to satisfy the Minimum Bid Requirement, it is possible that, even if the Reverse Stock Split results in a bid price for our Class A common stock that exceeds $1.00 per share, we may not be able to continue to satisfy Nasdaq’s additional criteria for continued listing of our Class A common stock on The Nasdaq Capital Market.
We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our common stock does not increase as a result of the Reverse Stock Split.
Principal Effects of the Reverse Stock Split
Issued and Outstanding Shares of Class A and Class V Common Stock and Outstanding P3 LLC Units
Shares of our Class A common stock and Class V common stock may not be subdivided, combined, or reclassified unless the shares of the other class is concurrently therewith proportionately subdivided, combined, or reclassified in a manner that maintains the same proportionate voting power between the holders of the outstanding Class A common stock and Class V common stock. If the Reverse Stock Split is approved and effected, each holder of our Class A and Class V common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Class A or Class V common stock, as applicable, upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share.
Pursuant to our Certificate of Incorporation, shares of Class A common stock and Class V common stock generally have the same voting rights. However, the Class V common stock have no economic rights, do not share in the economic privileges and powers of the Class A shares and do not have the right to receive dividends or to receive a distribution upon dissolution or liquidation other than the right to receive $0.0001 per share of Class V common stock. After the Reverse Stock Split, the shares of our Class A and Class V common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Class A and Class V common stock now authorized, except to the extent any are cashed out as a result of holding fractional shares. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.
The number of common stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Class A common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Class A common stock and warrants trade on the Nasdaq Capital Market under the symbols “PIII” and “PIIIW,” respectively. There is no trading market for shares of our Class V common stock. After the effective date of the Reverse Stock Split that our Board elects to implement, our Class A common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Class A common stock. The CUSIP for our public warrants will remain unchanged.
Effect on LLC Units of P3 Health Group, LLC
P3 and P3 Health Group, LLC (“P3 LLC”) have an “Up-C” structure. Accordingly, pursuant to our Certificate of Incorporation and Section 3.04 of the P3 LLC Amended and Restated Limited Liability Agreement, dated as of December 3, 2021 (the “P3 LLC A&R LLC Agreement”), the consolidation of the common stock contemplated by the Reverse Stock Split will be accompanied by an identical consolidation of the LLC units of P3 LLC (the “P3 LLC Units”). The P3 LLC A&R LLC Agreement includes provisions intended to ensure that P3 at all times maintains (i) a one-to-one ratio between the number of P3 LLC Units owned, directly or indirectly, by P3 and the aggregate number of shares of Class A common stock issued and outstanding, and (ii) a one-to-one ratio between the aggregate number of P3 LLC Units owned, directly or indirectly, by the members of P3 LLC (other than P3 and its subsidiaries) and the number of shares of Class V common stock issued and outstanding. These ratio requirements disregard (1) shares of Class A common stock issuable under unvested equity incentive awards granted by P3, (2) treasury stock, and (3) preferred stock or other debt or equity securities (including warrants, options or rights) issued by P3 that are convertible into or exercisable or exchangeable for shares of Class A common stock, except to the extent P3 has contributed the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, to the equity capital of P3 LLC.
To the extent the Reverse Stock Split is approved by our stockholders and implemented at the discretion of the Board, the Company, as managing member of P3 LLC, will take all actions necessary to cause the LLC Units to be subjected to a reverse split at an identical ratio to the Reverse Stock Split, effective upon the completion of the Reverse Stock Split in order to maintain such one-to-one ratio. As the context requires, references to the Reverse Stock Split in this Proxy Statement generally include the completion of the related reverse split of the P3 LLC Units.
Relative Increase in Number of Authorized Shares of Common Stock for Issuance
The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 1,015,000,000 shares, consisting of (a) 800,000,000 shares of Class A common stock,

(b) 205,000,000 shares of Class V common stock, and (c) 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock” and together with our common stock, our “Capital Stock”).
Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.
If the proposed Reverse Stock Split amendments are approved, all or any of the authorized and unissued shares of our common stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share.
Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of common stock, the future issuance of additional shares of common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of common stock. If these factors were reflected in the price per share of our Class A common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
Effect on Outstanding Equity Incentive Plans
The Company maintains the 2021 Incentive Award Plan (the “2021 Plan”) and the 2024 Employment Inducement Incentive Award Plan (the “2024 Inducement Award Plan” and together with the 2021 Plan, the “Plans”), which are designed primarily to provide stock-based incentives to individual service providers of the Company. As of January 31, 2025, options to purchase 19,516,743 shares of our Class A common stock and 8,037,497 restricted stock units were outstanding under the Plans. If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time (as defined below), (i) the number of shares issuable upon exercise, vesting or settlement of such awards under the Plans will be proportionately reduced based on the Reverse Stock Split ratio selected by our Board and (ii) any per share exercise price and/or any stock price goals applicable to such awards will be proportionately increased based on the Reverse Stock Split ratio selected by our Board, subject, in each case, to the terms of such Plan and the applicable award agreement. In addition, the number of shares available for future issuance and any share-based award limits under the Plans will be proportionately reduced based on the Reverse Stock Split ratio selected by our Board.
Effect on Outstanding Warrants
As of January 31, 2025, we have outstanding warrants to purchase 246,509,131 shares of our Class A common stock. If the Reverse Stock Split is approved and implemented, under the terms of the applicable warrant agreements, at the Effective Time, proportional adjustments, based on the final split ratio determined by the Board, will be made to the per share exercise price and the number of shares of Class A common stock issuable upon the exercise of all of our outstanding warrants. This would result in approximately the same aggregate price being required to be paid under such warrants upon exercise, and approximately the same value of shares of Class A common stock being delivered upon such exercise immediate following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of Class A common stock reserved for issuance upon the exercise of the outstanding warrants will be adjusted proportionately based upon the final split ratio determined by the Board in effecting the Reverse Stock Split, subject to our treatment of fractional shares. The terms of our outstanding warrants do not permit issuance of fractional shares upon exercise of such warrants.
Effects of the Amendment on our Common Stock
After the Effective Time, each stockholder will own fewer shares of our common stock (and corresponding P3 LLC Units) as a result of the Reverse Stock Split. Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock, the proposed amendments will result in a relative increase in the number of authorized and unissued shares of our common stock. All outstanding options to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split. In addition, the outstanding number of P3 LLC Units held by the Company will also be so proportionately reduced.
The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible Reverse Stock Split if the Reverse Stock Split is effected at a ratio of 1-for-10, 1-for-20, 1-for-30, 1-for-40, 1-for-50, or 1-for-60 based on share information as of the close of business on January 31, 2025, but does not give effect to any other changes, including any issuance of securities after January 31, 2025.

	Number of shares of common stock before Reverse Stock Split	1-for-10	1-for-20	1-for-30	1-for-40	1-for-50	1-for-60
Class A Authorized	800,000,000	800,000,000	800,000,000	800,000,000	800,000,000	800,000,000	800,000,000
Class V Authorized	205,000,000	205,000,000	205,000,000	205,000,000	205,000,000	205,000,000	205,000,000
Class A Issued and Outstanding	162,869,548	16,286,955	8,143,477	5,428,985	4,071,739	3,257,391	2,714,492
Class V Issued and Outstanding	195,956,984	19,595,698	9,797,849	6,531,899	4,898,925	3,919,140	3,265,950
Class A Issuable under Outstanding Common Warrants(1)	209,973,611	20,997,361	10,498,681	6,999,120	5,249,340	4,199,472	3,499,560
Class A Issuable under Outstanding Pre-Funded Warrants(2)	36,535,520	3,653,552	1,826,776	1,217,851	913,388	730,710	608,925
Class A Issuable under Outstanding Equity Awards(3)	27,554,240	2,755,424	1,377,712	918,475	688,856	551,085	459,237
Class A Reserved for Future Issuance(4)	10,634,766	1,063,477	531,738	354,492	265,869	212,695	177,246
Total Class A Authorized but Unissued and Unreserved(5)	352,432,315	35,243,232	17,621,616	11,747,744	8,810,808	7,048,646	5,873,872
Total Class V Authorized but Unissued and Unreserved(6)	9,043,016	904,302	452,151	301,434	226,075	180,860	150,717

(1)	Consists of Class A shares reserved for issuance under outstanding Common Warrants.
(2)	Consists of Class A shares reserved for issuance under outstanding Pre-Funded Warrants.
(3)	Consists of Class A shares reserved for issuance pursuant to outstanding stock options and restricted stock units.
(4)	Consists of Class A shares reserved for future issuance under the Plans, excluding shares issuable under outstanding stock options and restricted stock units.
(5)	Consists of Class A shares authorized but unissued and unreserved for future issuance.
(6)
Consists of Class V shares authorized but unissued and unreserved for future issuance. Shares of Class V common stock will be issued in the future only to the extent necessary to maintain a one-to-one ratio between the number of P3 LLC Units held by the members of P3 LLC and the number of shares of Class V common stock issued and outstanding.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable
If the proposed amendments to our Certificate of Incorporation are approved by the Company’s stockholders and the Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m. Eastern time, on the date the certificate of amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of Class A common Stock and Class V common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Class A common stock and Class V common stock, respectively, in accordance with the Reverse Stock Split ratio contained in the certificate of amendment.

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).
Some stockholders may hold their shares of common stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Stock Split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Stock Split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-Reverse Stock Split shares of our common stock, your post-Reverse Stock Split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-Reverse Stock Split shares you own, you will receive a statement indicating the number of post-Reverse Stock Split shares you own in book-entry form. We will no longer issue physical stock certificates.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.
Fractional Shares
No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Class A or Class V common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share or Class A common stock as reported by The Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time. The Company will not assess any transaction costs to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.
After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to only a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the Reverse Stock Split ratio that is determined by the Board as described above. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
No Appraisal Rights
Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in this Proposal 1 as a result of their ownership of shares of our Class A common stock or Class V common stock (and corresponding P3 LLC Units), as set forth in the section entitled “Stock Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal 1 that are different from or greater than those of any of our other stockholders.
Anti-takeover Effects of Proposed Amendments
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendments to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of our common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not intended for such purposes, the effect of the increased available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.
Our Board is not presently aware of any attempt to acquire control of the Company, and the Reverse Stock Split proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.
Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our Class A common stock and Class V common stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. Per share net income or loss will be increased because there will be fewer shares of common stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to any alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders (as defined below); or (xiii) certain former citizens or long-term residents of the United States.
In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, (the “IRS”), regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered.
Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder has held the old shares for more than one year as of the effective date of the reverse stock split. The deductibility of capital losses is subject to limitations and subject to the rules applicable to stockholders holding shares of common stock on different dates (as mentioned above).
Under certain circumstances, cash received by a U.S. Holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes instead of capital gain. U.S. Holders of our common stock should consult their tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.
A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability; provided that the required information is properly furnished in a timely manner to the IRS.
Vote Required
Approval of the amendments to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter. Abstentions will have no effect on the outcome of Proposal 1. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

PROPOSAL 2
APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING
The Board believes that if the number of shares of the Company’s common stock cast in favor of Proposal 1 is insufficient to approve the Reverse Stock Split, it is in the best interests of the Company and its stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split proposal.
In this Proposal 2, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split proposal.
Approval of the adjournment of the Special Meeting requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter. Abstentions will have no effect on the outcome of Proposal 2. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our Class A common stock and Class V common stock by:
•	stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock or Class V common stock;
•	each of our named executive officers and directors; and
•	all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
Each P3 LLC Unit (other than P3 LLC Units held by us) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by a majority of our directors who are disinterested), shares of our Class A common stock on a one-for-one basis, or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each P3 LLC Unit so redeemed, in each case, in accordance with the terms of the P3 LLC A&R LLC Agreement; provided that, at our election (determined by a majority or our directors who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such P3 LLC Units.
The P3 LLC Unitholders may, subject to certain exceptions, exercise such redemption right for as long as their P3 LLC Units remain outstanding. In connection with the consummation of a series of business combinations in December 2021 with Foresight Acquisition Corp., we issued to each P3 Equityholder, for nominal consideration, one share of Class V common stock for each P3 LLC Unit such P3 Equityholder owned. As a result, the number of shares of Class V common stock listed in the table below correlates to the number of P3 LLC Units the P3 Equityholders own as of January 31, 2025.
The number of shares beneficially owned by the holders in the table below assume the maximum number of P3 LLC Units and shares of Class V common stock or shares of Class A common stock, as applicable, are released from escrow to each holder.
Unless otherwise noted, the business address of each of those listed in the table below is 2370 Corporate Circle, Suite 300, Henderson, NV 89074. We have based our calculation of the percentage of beneficial ownership on 358,826,532 shares of common stock outstanding as of January 31, 2025 consisting of 162,869,548 shares of our Class A common stock and 195,956,984 shares of our Class V common stock.

Unless otherwise indicated, we believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Class A Common Stock	% of Class	Class V Common Stock(1)	% of Class	Total Voting Power(2)
Directors and Named Executive Officers:
Mark Thierer(3)	797,083	*	—	—	*
Aric Coffman	—	—	—	—	—
Leif Pedersen	—	—	—	—	—
Sherif Abdou(4)	1,608,225	1.0%	27,962,962	14.3%	8.2%
Amir Bacchus(5)	3,198,860	2.0%	18,641,977	9.5%	6.1%
Greg Wasson(6)	1,053,463	*	—	—	*
Lawrence Leisure(7)	193,815	*	—	—	*
Mary Tolan(8)	193,815	*	—	—	*
Greg Kazarian(9)	193,815	*	1,177,659	*	*
Thomas Price(10)	193,815	*	1,177,659	*	*
Jeffrey Park(11)	193,815	*	—	—	*
Atul Kavthekar(12)	206,368	*	—	—	*
All Current Directors and Executive Officers (11 individuals)(13)	7,626,706	4.6%	48,960,257	25.0%	15.7%
Five Percent Holders:
Chicago Pacific Founders(14)	105,864,788	53.4%	91,269,317	46.6%	49.99%
Hudson Vegas Investment SPV, LLC(15)	—	—	43,982,553	22.4%	12.3%
Entities affiliated with Leavitt Equity Partners(16)	33,167,207	18.6%	7,505,383	3.8%	10.9%
Entities affiliated with Alyeska Investment Group(17)	16,704,433	9.9%	—	—	4.6%

*	Less than 1%.
(1)	Class V common stock entitles the holder thereof to one vote per share.
(2)	Represents the percentage of voting power of the holders of Class A common stock and Class V common stock of the Company voting together as a single class.
(3)
Includes 216,560 shares of Class A common stock and 371,069 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of January 31, 2025 held directly by Mr. Thierer. Also includes 426,014 shares of Class A common stock held by AssetBlue Ventures, LLC, an entity controlled by Mark Thierer and Nasrin Thierer.

(4)
Includes (i) 1,608,225 shares of Class A common stock held directly by Dr. Abdou, (ii) 7,831,318 shares of Class V common stock held by the NA 2021 GRAT, a grantor retained annuity trust of which Dr. Abdou and his spouse serve as trustees, (iii) 3,034,279 shares of Class V common stock held by the NA 2021 Trust, a trust for the benefit of Dr. Abdou and his children, of which Dr. Abdou and his spouse serve as trustees, (iv) 1,397,293 shares of Class V common stock held by the NA Charitable Trust, a charitable remainder trust of which Dr. Abdou, his spouse and his children serve as trustees, (v) 7,831,318 shares of Class V common stock held by the SA 2021 GRAT, a grantor retained annuity trust of which Dr. Abdou and his spouse serve as trustees, (vi) 3,034,279 shares of Class V common stock held by the SA 2021 Trust, a trust for the benefit of Dr. Abdou and his children, of which Dr. Abdou and his spouse serve as trustees, (vii) 1,397,293 shares of Class V common stock held by the SA Charitable Trust, a charitable remainder trust of which Dr. Abdou, his spouse and his children serve as trustees, and (viii) 3,437,182 shares of Class V common stock held by the Abdou Family Trust, a revocable trust of which Dr. Abdou and his spouse serve as trustees, and of which Dr. Abdou and his spouse are beneficiaries. Includes an aggregate of 2,430,024 shares of Class V common stock and the associated P3 LLC Units being held in escrow in connection with the Class D Dispute.

(5)
Includes (i) 2,005,193 shares of Class A common stock, (ii) 753,895 shares of Class A common stock issuable upon the exercise of warrants to purchase shares of Class A common stock, and (iii) 14,913,583 shares of Class V common stock held by Dr. Bacchus, (iv) 251,298 shares of Class A common stock held by Charlee Co LLC, an entity for which Dr. Bacchus serves as managing member, (v) 188,474 shares of Class A common stock issuable upon the exercise of warrants to purchase shares of Class A common stock held by Charlee Co LLC, and (vi) 3,728,394 shares of Class V common stock held by Charlee Co LLC. Includes 1,620,017 shares of Class V common stock and the associated P3 LLC Units being held in escrow until the resolution of the Class D Dispute.

(6)
Includes 108,280 shares of Class A common stock and 85,535 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of January 31, 2025. Also includes 859,648 shares of Class A common stock held by G&K Investment Holdings LLC, an entity controlled by Greg Wasson.

(7)
Includes 108,280 shares of Class A common stock and 85,535 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of January 31, 2025.

(8)
Includes 108,280 shares of Class A common stock and 85,535 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of January 31, 2025.

(9)
Includes (i) 108,280 shares of Class A common stock, (ii) 85,535 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of January 31, 2025, (iii) 706,595 shares of Class V common stock held by Mr. Kazarian, of which 102,785 shares of Class V common stock and the associated P3 LLC Units are being held in escrow in connection with the Class D Dispute, and (iv) 471,064 shares of Class V common stock held by the Kazarian 2020 Irrevocable Trust, for which Mr. Kazarian serves as Trustee.

(10)
Includes (i) 108,280 shares of Class A common stock, (ii) 85,535 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of January 31, 2025, and (iii) 1,177,659 shares of Class V common stock, of which 102,785 shares of Class V common stock and the associated P3 LLC Units are being held in escrow in connection with the Class D Dispute.

(11)
Includes (i) 108,280 shares of Class A common stock and (ii) 85,535 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of January 31, 2025.

(12)	Includes 206,368 shares of Class A common stock held by Mr. Kavthekar. Mr. Kavthekar resigned as Chief Financial Officer of the Company effective October 1, 2024.
(13)
Includes 884,279 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of January 31, 2025 and (ii) 4,255,611 shares of Class V common stock and the associated P3 LLC Units being held in escrow in connection with the Class D Dispute.

(14)
Based on the Schedule 13D/A filed with the SEC on January 31, 2025 by (i) Chicago Pacific Founders UGP, LLC (“Founders UGP”), (ii) Chicago Pacific Founders GP, L.P. (“Founders GP”), (iii) Chicago Pacific Founders Fund, L.P. (“Founders Fund LP”), (iv) Chicago Pacific Founders Fund-A, L.P. (“Fund-A”), (v) Chicago Pacific Founders Fund-B, L.P. (“Fund-B”), (vi) VBC Growth SPV, LLC (“VBC”), (vii) Chicago Pacific Founders UGP III, LLC (“Founders UGP-III”), (viii) Chicago Pacific Founders GP III, L.P., (ix) CPF III PT SPV, LLC (“SPV III”), (x) CPF III-A PT SPV, LLC (“SPV III-A”), (xi) VBC Growth SPV 3, LLC (“VBC 3”) and information known to the Company. Includes (i) 98,082,332 shares of Class A common stock held by Founders Fund LP, of which 89,183,984 shares are issuable upon redemption or exchange of P3 LLC Units and Class V common stock, 4,223,621 shares are shares of Class A common stock currently held, 3,813,578 shares are issuable upon exercise of the Common Warrants (as defined herein) and 861,149 shares are issuable upon exercise of the Pre-Funded Warrants (as defined herein), (ii)2,085,333 shares of Class A common stock held by Founders GP, all of which are issuable upon redemption or exchange of P3 LLC Units and Class V common stock, (iii) 3,387,493 shares of Class A common stock held by Fund-A, of which 3,205,926 shares are shares of Class A common stock currently held, 148,120 shares are issuable upon exercise of the Common Warrants and 33,447 shares are issuable upon exercise of the Pre-Funded Warrants, (iv) 6,431,080 shares of Class A common stock held by Fund-B, of which 6,042,090 shares are shares of Class A common stock currently held, 317,333 shares are issuable upon exercise of the Common Warrants and 71,657 shares are issuable upon exercise of the Pre-Funded Warrants, (v) 128,400,042 shares of Class A common stock held by SPV III, of which 43,336,854 shares are shares of Class A common stock currently held, 57,814,988 shares are issuable upon exercise of the Common Warrants and 27,2478,200 shares are issuable upon exercise of the Pre-Funded Warrants, (vi) 38,651,137 shares of Class A common stock held by SPV III-A, of which 12,895,750 shares are shares of Class A common stock currently held, 17,434,320 shares are issuable upon exercise of the Common Warrants and 8,321,067 shares are issuable upon exercise of the Pre-Funded Warrants, (vii) 640,000 shares of Class A common stock currently held by Founders UGP-III, (viii) 429,180 shares of Class A common stock issuable upon exercise of warrants held by VBC and (ix) 71,406,480 shares of Class A common stock issuable upon the exercise of Common Warrants held by VBC 3. Included in the number of shares of Class V common stock and Class A common stock are 8,224,897 shares of Class V common stock and 723,291 shares of Class A common stock, respectively, that are being held in escrow in connection with the Class D Dispute and the Cash Preference Dispute, as applicable, and will be voted in accordance with the proportional vote totals that a matter receives by all voting securities other than those being held in escrow. Each of Founders Fund LP, Founders GP, Fund-A, Fund-B, SPV III, SPV III-A, VBC and VBC 3 (collectively, the “CPF Holders”) may not exercise any portion of the Common Warrants or Pre-Funded Warrants which would result in the aggregate number of shares of Class A common stock and Class V common stock held by the CPF Holders and their affiliates to exceed 49.99% of the total number of issued and outstanding shares of Class A common stock and Class V common stock immediately after giving effect to the exercise. Founders UGP, is the general partner of Founders GP, which is the general partner of each of Founders Fund LP, Fund-A, Fund-B and VBC. Founders UGP-III is the general partner of Chicago Pacific Founders GP III, L.P., which is the manager of each of SPV-III, SPV III-A and VBC 3. Founders UGP and Founders UGP III are managed by Mary Tolan, Lawrence Leisure and Vance Vanier. None of Mary Tolan, Lawrence Leisure or Vance Vanier are deemed beneficial holders of any of the securities of the Company held by the CPF Holders. The business address for the reporting persons is 980 North Michigan Avenue, Suite 1998, Chicago, IL 60611

(15)
Based on the Schedule 13D filed by Hudson Vegas Investment SPV, LLC, Hudson Vegas Investment Manager, LLC and Daniel Straus with the SEC on December 17, 2021 and information known to the Company. Hudson Vegas Investment Manager, LLC and Daniel Straus each may be deemed to share voting and dispositive power over the shares of Class V common stock which are held by Hudson Vegas Investment SPV, LLC. Each of Hudson Vegas Investment Manager, LLC and Daniel Straus disclaims beneficial ownership of any shares other than to the extent they may have a pecuniary interest therein. The principal business address of each of the reporting persons is 173 Bridge Plaza North, Fort Lee, NJ 07024.

(16)
Based on the Schedule 13D/A filed with the SEC on June 26, 2024 by Leavitt Equity Partners II, L.P. (“LEP II LP”), Leavitt Equity Partners II, LLC (“LEP II LLC”), Leavitt Equity Partners III, L.P. (“LEP III LP”), Leavitt Equity Partners III, LLC (“LEP III LLC”), LEP Management, LLC (“LEP Management”), Leavitt Legacy LLC (“Legacy”), and Taylor Leavitt (collectively, the “Leavitt Reporting Persons”). Includes (i) 894,454 shares of Class A common stock, (ii) 670,841 warrants to purchase shares of Class A common stock, and (iii) 7,505,383 shares of Class V common stock and the associated P3 LLC Units held of record by LEP II LP and (i) 16,919,024 shares of Class A common stock and (ii) 14,682,888 warrants to purchase shares of Class A common stock held of record by LEP III LLP. LEP II LLC is the general partner of LEP II LP, which is an investment limited partnership, and, as a result, may be deemed to beneficially own the securities held by LEP II LP. LEP III LLC is the general partner of LEP III LP, which is an investment limited partnership, and, as a result, may be deemed to beneficially own the securities held by LEP III LP. LEP Management is the investment advisor of LEP II LP and LEP III LP, and, as a result, may be deemed to beneficially own the securities held by LEP II LP and LEP III LP. Legacy is the manager of LEP II LLC and LEP III LLC, and, as a result, may be deemed to beneficially own the securities held by LEP II LP and LEP III LP. Mr. Leavitt is the sole owner of Legacy, and, as a result, may be deemed to beneficially own the securities held by LEP II LP and LEP III LP. Mr. Leavitt is the sole owner of Legacy. Includes 676,360 shares of Class V common stock and the associated P3 LLC Units being held in escrow in connection with the Class D Dispute. The business address of the Leavitt Reporting Persons is 299 South Main Street, Suite 2300, Salt Lake City, UT 84111.

(17)
Based on the Schedule 13G filed with the SEC on November 14, 2024 by Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, and Anand Parekh (collectively, the “Alyeska Reporting Persons”) and information known to the Company. Includes 10,183,674 shares of Class A common stock and 19,403,166 warrants to purchase shares of Class A common stock. The Alyeska Reporting Persons may not exercise any portion of the warrants which would result in the aggregate number of shares of Class A common stock held by the Alyeska Reporting Persons to exceed 9.9% of the total number of issued and outstanding shares of Class A common stock immediately after giving effect to the exercise. The business address of the Alyeska Reporting Persons is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

OTHER MATTERS
Solicitation of Proxies
The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, e-mail, telephone or facsimile. No additional compensation will be paid to our directors, officers or employees for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.
Householding of Special Meeting Materials
The SEC’s rules permit us and banks, brokers and other agents to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we and certain banks, brokers or other agents have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074 in writing not later than December 27, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than February 6, 2025 and no later than March 8, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 6, 2025, then our Secretary must receive such written notice not later than the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
Any notice of director nomination submitted to P3 other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ELECTRONICALLY, WE URGE YOU TO SUBMIT A PROXY FOR YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, OR BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.
By Order of the Board

Todd Smith
Chief Legal Officer, Chief Compliance Officer & Corporate Secretary
[           ], 2025

APPENDIX A
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF P3 HEALTH PARTNERS INC.
P3 Health Partners Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted recommending and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:
RESOLVED, that the first paragraph of Article IV, Section 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:
Section 4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is one billion, fifteen million (1,015,000,000), consisting of three classes as follows:
(a)	eight hundred million (800,000,000) shares of Class A common stock, with a par value of $0.0001 per share (the “Class A Common Stock”);
(b)
two hundred five million (205,000,000) shares of Class V common stock, with a par value of $0.0001 per share (the “Class V Common Stock” and together with the Class A Common Stock, “Common Stock”); and

(c)	ten million (10,000,000) shares of preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”).
Effective as of 5:00 p.m. Eastern Time on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[•]1 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [•]1 shares of Class A Common Stock or Class V Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Class A Common Stock or Class V Common Stock, respectively, automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Class A Common Stock and the Class V Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Class A Common Stock or Class V Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Class A Common Stock or Class V Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Stock Market LLC (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Class A Common Stock or Class V Common Stock, as applicable, that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Class A Common Stock or Class V Common Stock, as applicable, after the Effective Time into which the shares of Class A Common Stock or Class V Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Class A Common Stock and Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding
[1]
Shall be a whole number between and including ten and sixty, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law).

A-1

immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Class A Common Stock or Class V Common Stock, as applicable, as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.
SECOND: That, at a special meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.
THIRD: That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [•] day of [•], 2025.
P3 HEALTH PARTNERS INC.

By:
Aric Coffman, M.D.
Chief Executive Officer

A-2

Preliminary Proxy Card - Subject to Completion

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 30, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PIII2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 30, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62393-S07089 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

P3 HEALTH PARTNERS INC.

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V62394-S07089

P3 HEALTH PARTNERS INC.
SPECIAL MEETING OF STOCKHOLDERS
MARCH 31, 2025, 9:00 A.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of P3 Health Partners Inc. hereby appoint(s) Aric Coffman and Amir Bacchus, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock and/or Class V common stock, as applicable, of P3 Health Partners Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 A.M., Pacific Time on Monday, March 31, 2025, which will be conducted via live webcast accessible at www.virtualshareholdermeeting.com/PIII2025SM, and any continuation, adjournment or postponement thereof (the "Special Meeting").

Such proxies are authorized to vote in their discretion on any matter that the Board of Directors did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made, and on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side